National Interstate Corporation 8-K

Exhibit 99.1

DRAFT #1 – November 9, 2016

American Financial Group, Inc. and National Interstate Corporation Announce Closing of Merger

CINCINNATI – November 10, 2016 – American Financial Group, Inc. (NYSE: AFG) and National Interstate Corporation (Nasdaq: NATL) today announced the closing of the previously announced merger whereby AFG acquired all shares of National Interstate not previously owned by AFG’s wholly-owned subsidiary, Great American Insurance Company (GAIC). Shareholders of NATL, other than Great American, received $32.00 per share in cash in the transaction, without interest and less any required withholding taxes. In addition, National Interstate declared and paid a one-time special dividend to its shareholders immediately prior to the closing of $0.50 per NATL share in cash. In connection with the completion of the transaction, NATL’s shares will cease to trade on NASDAQ and will be delisted.

The purchase price to acquire the National Interstate shares not currently owned by Great American, including the $0.50 special dividend, was approximately $320 million. Because, prior to the merger, NATL was a consolidated subsidiary of AFG, the acquisition will be accounted for as an equity transaction with the excess of the consideration paid over the carrying value of the noncontrolling interest acquired recorded as a direct reduction in AFG’s Capital Surplus (approximately $140 million based on balances as of September 30, 2016). In addition, the merger allows NATL and its subsidiaries to become members of the AFG consolidated tax group, which will result in a non-core tax benefit of approximately $66 million to AFG during the fourth quarter of 2016.

About National Interstate

National Interstate Insurance Company, a wholly owned subsidiary of National Interstate Corporation, is a specialty property and casualty insurance company with a niche orientation and focus on the transportation industry. National Interstate differentiates itself by offering insurance products and services designed to meet the unique needs of targeted insurance buyers. Products include insurance for passenger, moving and storage, and truck transportation companies, alternative risk transfer, or captive, insurance programs for commercial risks, specialty personal lines consisting of insurance products focused primarily on recreational vehicle owners, and transportation and general commercial insurance in Hawaii and Alaska. National Interstate and its insurance subsidiaries, which include Vanliner Insurance Company and Triumphe Casualty Company, are rated "A" (Excellent) by A.M. Best Company. Founded in 1989, National Interstate is headquartered in Richfield, Ohio with operations in Kapolei, Hawaii, and Fenton, Missouri.

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio with assets over $50 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings, investment activities and the amount and timing of share repurchases; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; regulatory actions (including changes in statutory accounting rules); changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; availability of reinsurance and ability of reinsurers to pay their obligations; trends in persistency and mortality; competitive pressures; the ability to obtain adequate rates and policy terms; changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to AFG’s operating subsidiaries; the impact of the conditions in the international financial markets and the global economy relating to AFG’s international operations; and other factors identified in AFG’s or NATL’s filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Diane P. Weidner

Asst. Vice President – Investor Relations

(513) 369-5713

Websites:

www.AFGinc.com

www.GreatAmericanInsuranceGroup.com

AFG16-23

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